EXHIBIT 99.1

Air Methods Reports Year 2014 Results and 1Q2015 Update

Company Reports 4th Qtr. Earnings Per Share of $0.59 From Continuing Operations

DENVER, Feb. 26, 2015 (GLOBE NEWSWIRE) -- Air Methods Corporation (Nasdaq:AIRM), the global leader in air medical transportation, reported financial results for the quarter and year ended December 31, 2014.

For the year, revenue increased 14% to $1,004.8 million compared to $879.2 million in the prior year. Income from continuing operations after minority interests increased 57% to $98.8 million, or $2.56 per diluted share, in the current year from $62.9 million, or $1.55 per diluted share, in the prior year. For the fourth quarter, revenue increased 12% to $249.2 million as compared with $222.4 million during the prior-year period. Earnings from continuing operations after minority interests increased 72% to $23.4 million, or $0.59 per diluted share, compared to $13.7 million, or $0.29 per diluted share, in the prior-year period.

The Company made the decision during the fourth quarter of 2014 to discontinue all operations conducted by its subsidiary, American Jets, Inc. (AJI), a long-range fixed wing medical transportation provider acquired in July 2013. Ongoing operating losses were a key factor in the decision to discontinue all of AJI's operations in late December 2014. Accordingly, after-tax losses of $2.0 million, or $.05 per share, and $3.9 million, or $0.10 per share, for the quarter and year ended December 31, 2014, respectively, have been excluded from results from continuing operations. The loss from this discontinued operation was $0.01 per diluted share for the quarter and year ended December 31, 2013.

The fourth quarter of 2013 included $2.4 million in pre-tax charges associated with severance for certain terminated employees, reserves for pending legal matters, impairment/disposition losses on aircraft and certain intangible assets, and transaction costs associated with acquisition activities. The current-year quarter includes $1.1 million in pre-tax charges from these activities.

Basic and diluted earnings per share for the quarter and year ended December 31, 2013, were reduced by $0.05 for the impact of an equity put option related to our redeemable non-controlling interest in one of our consolidated subsidiaries. The equity put option allows the non-controlling interest party to sell its ownership interest in a joint venture to the Company at a future date for a minimum pre-established amount. While net income on the consolidated statements of comprehensive income was not reduced by the amount of this equity put option, earnings per share are required to be calculated after reducing net income by the amount of the equity put option. Basic and diluted earnings per share for the year ended December 31, 2014 were increased by $0.05 associated with an adjustment to the value of the same equity put option during the third quarter of 2014.

Financial results for the quarter and year ended December 31, 2014, include operations associated with the Company's acquisition of Helicopter Consultants of Maui, LLC (doing business as Blue Hawaiian Helicopters) and certain of its affiliates (collectively, Blue Hawaiian) on December 13, 2013. Revenue generated from Blue Hawaiian during the quarter and year ended December 31, 2014 was $13.8 million and $56.3 million, respectively, compared with $2.8 million from December 13 through December 31 of 2013.

Fourth Quarter Highlights

Net patient transport revenue increased 15% to $174.3 million from $151.9 million in the prior-year quarter. Net revenue per patient transport increased 6% to $12,238 from $11,531 in the prior-year quarter. Total patient transports from community-based locations increased 9% to 14,209 from 13,054. Patient transports from community-based locations open greater than one year (Same-Base Transports) increased 71 transports, as compared with the prior-year quarter. Weather cancellations for these same base locations increased by 272 transports compared with the prior-year quarter. Air medical services contract revenue decreased by 8% to $41.9 million from $45.8 million.

Maintenance expense (excluding tour operations) for the fourth quarter of 2014 compared to the prior-year period decreased by 10%, or $2.5 million, while flight volume, including volume associated with hospital contracts, decreased by 2%. Fuel costs (excluding tour operations) per flight hour decreased by 14% during the current year quarter.

Revenue and divisional net loss from tour operations were $26.3 million and $0.4 million, respectively, for the quarter ended December 31, 2014, compared with revenue and net income of $14.2 million and $1.3 million, respectively, for the prior year quarter. Decrease in divisional net income was attributed, in part, to more severe weather in certain markets.

Revenue from our United Rotorcraft Division, excluding revenue generated from internal projects, decreased to $3.4 million from $9.3 million in the prior-year quarter, a 63% decrease. Excluding internal projects, the division generated a net loss of $2.7 million in the current-year quarter compared to a net loss of $1.0 million in the prior-year quarter.

The Company also provided an update on preliminary January flight volume and net revenue per patient transport. Total community-based transports during January 2015 were mostly unchanged at 4,534 compared with 4,542 during January 2014. Same-Base Transports for January decreased 335 transports, or 8%, while weather cancellations for these same bases increased by 365 transports. Preliminary net revenue per patient transport during January 2015 increased 15% to $12,740 compared with $11,074 during January 2014. The Company also announced that community-based transports for February to date reflect a 13% increase, due in part to reduction in weather cancellations month to date.

Aaron Todd, Chief Executive Officer, stated, "We have achieved a key milestone in exceeding $1 billion in revenue in 2014. Healthy growth in air medical flight volume throughout 2014 and quarter to date in 2015 is very encouraging. We have also seen less seasonality in our net reimbursement results during the winter months thus far, as well. Fuel price decreases and continued outsourcing activity within our hospital-based operations should continue to be key earnings growth drivers in 2015. We are also pleased to have generated strong earnings accretion from our helicopter tourism diversification in 2014, despite more severe weather conditions in both key markets."

The Company will discuss these results in a conference call scheduled today at 4:30 p.m. Eastern. Interested parties can access the call by dialing (855) 601-0049 (domestic) or (720) 398-0100 (international) or by accessing the web cast at www.airmethods.com. A replay of the call will be available at (855) 859-2056 (domestic) or (404) 537-3406 (international), access number90055964, for 3 days following the call and the web cast can be accessed at www.airmethods.com for 30 days. Concurrently, a financial supplement that contains operating statistics normally provided during previous earnings calls has been posted on its website, www.airmethods.com.

Air Methods Corporation (www.airmethods.com) is the global leader in air medical transportation. The Air Medical Services Division is the largest provider of air medical transport services in the United States. The United Rotorcraft Division specializes in the design and manufacture of aeromedical and aerospace technology. The Tourism Division is comprised of Sundance Helicopters, Inc. and Blue Hawaiian Helicopters, which provide helicopter tours and charter flights in the Las Vegas/Grand Canyon region and Hawaii, respectively. Air Methods' fleet of owned, leased or maintained aircraft features approximately 450 helicopters and fixed wing aircraft.

Forward-Looking Statements: Forward-looking statements in this news release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements in this press release that are "forward-looking statements," including statements made with regard to the Company's preliminary January and February 2015 operational and financial results, including those related to (i) total community-based patient transports, (ii) same base transports, (iii) weather cancellations, and (iv) net revenue per patient transport, and the anticipated impact of fuel price decreases and outsourcing activity, are based on current expectations and assumptions that are subject to risks and uncertainties. Actual results could differ materially from those currently anticipated due to a number of factors, including but not limited to, the size, structure and growth of the Company's air medical services, United Rotorcraft Division and Tourism Division; the collection rates for patient transports; the continuation and/or renewal of air medical service contracts; weather conditions across the U.S.; development and changes in laws and regulations, including, without limitation, the impact of the Patient Protection and Affordable Care Act; increased regulation of the health care and aviation industry through legislative action and revised rules and standards; and other matters set forth in the Company's filings with the SEC. The Company is under no obligation (and expressly disclaims any obligation) to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

About Non-GAAP Financial Information: This press release discusses EBITDA, which is not calculated in conformity with U.S. Generally Accepted Accounting Principles (GAAP). The Company defines EBITDA as earnings before interest, income taxes, depreciation, amortization and gain or loss on disposition of assets. A table is provided in this press release to reconcile such non-GAAP financial measure to net income, which is the most directly comparable financial measure prepared in accordance with GAAP. Such table below includes all information reasonably available to the Company at the date of this press release and adjustments that the Company can reasonably predict. Events that could cause the reconciliation to change include, but are not limited to, acquisitions and divestitures of businesses and goodwill and other asset impairments.

To supplement the Company's consolidated financial statements presented on a GAAP basis, management believes that this non-GAAP measure provides useful information about the Company's core operating results and thus is appropriate to enhance the overall understanding of the Company's past financial performance and its prospects for the future. Management believes the additions and subtractions from net income used to calculate EBITDA reflect the measurements that its bank creditors and third party stock analysts use in evaluating the Company. These adjustments to the Company's GAAP results are made with the intent of providing both management and investors a more complete understanding of the Company's underlying operational results and trends and performance. Management uses this non-GAAP measure to evaluate the Company's financial results. The presentation of non-GAAP measures is not meant to be considered in isolation or as a substitute for or superior to financial results determined in accordance with GAAP.

Please contact Christina Brodsly at (303) 256-4122 to be included on the Company's e-mail distribution list.

– FINANCIAL STATEMENTS ATTACHED –

AIR METHODS CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)
(unaudited)

	December 31, 2014	December 31, 2013

ASSETS

Current assets:
Cash and cash equivalents	$ 13,165	$ 9,862
Trade receivables, net	293,985	237,856
Other current assets	92,691	92,832

Total current assets	399,841	340,550

Net property and equipment	721,981	664,842
Other assets, net	239,483	247,149

Total assets	$ 1,361,305	$ 1,252,541

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Notes payable related to aircraft pending long-term financing	$ 11,442	$ 2,616
Current portion of indebtedness	69,781	68,531
Accounts payable, accrued expenses and other	99,044	91,171

Total current liabilities	180,267	162,318

Long-term indebtedness	563,373	608,287
Other non-current liabilities	138,775	105,864

Total liabilities	882,415	876,469

Redeemable non-controlling interests	6,981	8,113

Total stockholders' equity	471,909	367,959

Total liabilities and stockholders' equity	$ 1,361,305	$ 1,252,541

AIR METHODS CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(Amounts in thousands, except share and per share amounts)
(unaudited)

	Quarter Ended		Year Ended
	December 31,		December 31,
	2014	2013	2014	2013

Revenue:
Patient transport revenue, net	$ 174,343	151,923	676,213	585,459
Air medical services contract revenue	41,915	45,769	176,744	204,512
Tourism revenue	26,327	14,206	116,036	56,591
Product operations	3,383	9,279	24,844	24,305
Dispatch and billing service revenue	3,182	1,197	10,936	8,294
Total revenue	249,150	222,374	1,004,773	879,161

Expenses:
Operating expenses	151,098	145,268	603,251	565,605
General and administrative	34,743	30,092	137,477	112,502
Depreciation and amortization	20,100	19,794	80,567	79,514
	205,941	195,154	821,295	757,621

Operating income	43,209	27,220	183,478	121,540

Interest expense	(5,311)	(5,154)	(21,750)	(20,323)
Other, net	522	172	1,110	1,136

Income from continuing operations before income taxes	38,420	22,238	162,838	102,353

Income tax expense	(14,792)	(8,846)	(63,460)	(39,752)

Income from continuing operations	23,628	13,392	99,378	62,601

Loss on discontinued operations, net of income taxes	(1,974)	(388)	(3,908)	(532)

Net income	21,654	13,004	95,470	62,069

Income (loss) attributable to redeemable non-controlling interests	179	(270)	599	(270)

Net income attributable to Air Methods Corporation and subsidiaries	$ 21,475	13,274	94,871	62,339

Income per common share:	23,449	13,662	98,779	62,871
Basic
Continuing operations	$ 0.60	0.30	2.57	1.56
Discontinued operations	(0.05)	(0.01)	(0.10)	(0.01)
Diluted
Continuing operations	$ 0.59	0.29	2.56	1.55
Discontinued operations	(0.05)	(0.01)	(0.10)	(0.01)

Weighted average common shares outstanding:
Basic	39,211,958	39,042,683	39,163,080	38,923,206
Diluted	39,367,533	39,273,193	39,348,291	39,210,392

AIR METHODS CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)
(unaudited)

	Year Ended
	December 31,
	2014	2013

Cash flows from operating activities:
Net income	$ 95,470	62,069
Loss from discontinued operations, net of income taxes	3,908	532
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	80,567	79,514
Deferred income tax expense	45,051	26,935
Stock-based compensation	4,134	3,560
Tax benefit from exercise of stock options	(1,951)	(3,015)
Loss on disposition of assets	455	519
Unrealized loss on derivative instrument	70	143
Loss from equity method investee	624	212
Changes in assets and liabilities, net of effects of acquisitions	(51,027)	(20,077)

Net cash provided by continuing operating activities	177,301	150,392
Net cash used by discontinued operating activities	(1,672)	(742)
Net cash provided by operating activities	175,629	149,650

Cash flows from investing activities:
Acquisition of subsidiaries	(3,182)	(65,641)
Acquisition of property and equipment	(119,753)	(62,410)
Buy-out of previously leased aircraft	(28,751)	(57,458)
Proceeds from disposition of equipment	19,001	20,471
Decrease (increase) in other assets	1,316	(6,660)

Net cash used by continuing investing activities	(131,369)	(171,698)
Net cash provided (used) by discontinued investing activities	97	(3,394)
Net cash used by investing activities	(131,272)	(175,092)

Cash flows from financing activities:
Proceeds from issuance of common stock, net	1,422	1,749
Tax benefit from exercise of stock options	1,951	3,015
Net borrowings (payments) under line of credit	(12,000)	(55,000)
Payments for financing costs	(126)	(868)
Proceeds from long-term debt	89,911	194,628
Payment of long-term debt, notes payable, and capital lease obligations	(122,310)	(112,380)
Proceeds from non-controlling interests	98	342

Net cash provided (used) by continuing financing activities	(41,054)	31,486
Net cash provided (used) by discontinued financing activities	--	--
Net cash provided (used) by financing activities	(41,054)	31,486

Increase (decrease) in cash and cash equivalents	3,303	6,044

Cash and cash equivalents at beginning of period	9,862	3,818

Cash and cash equivalents at end of period	$ 13,165	9,862

AIR METHODS CORPORATION AND SUBSIDIARIES
RECONCILIATION OF NET INCOME TO EBITDA
(Amounts in thousands)
(unaudited)

	Quarter Ended		Year Ended
	December 31,		December 31,
	2014	2013	2014	2013

Net income attributable to Air Methods Corporation and subsidiaries	$ 21,475	13,274	94,871	62,339
Loss on discontinued operations, net of income taxes	(1,974)	(388)	(3,908)	(532)
Net income from continuing operations attributable to Air Methods Corporation and subsidiaries	23,449	13,662	98,779	62,871

Interest expense *	5,272	5,154	21,604	20,323
Income tax expense *	14,792	8,846	63,460	39,752
Depreciation and amortization *	20,013	19,768	80,225	79,488
Loss (gain) on disposition of assets, net *	(572)	193	456	519

EBITDA from continuing operations	$ 62,954	47,623	264,524	202,953

* Excludes amounts attributable to redeemable non-controlling interests
CONTACT: Trent J. Carman, Chief Financial Officer, (303) 792-7591